As filed with the Securities and Exchange Commission, via EDGAR, on October 31, 2000
                                                       Registration No. 33-50256

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.
                                 --------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                     23-1462070
-----------------------------------         ------------------------------------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
       of incorporation or
          organization)

     Welsh & McKean Roads, Spring House, Pennsylvania                19477
  ---------------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)

                   ADVANTA CORP. STOCK OPTION PLAN, AS AMENDED
         ---------------------------------------------------------------
                            (Full title of the plan)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477
                    -----------------------------------------
                     (Name and address of agent for service)

                                 (215) 444-5920
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


         This amendment is filed by the registrant, Advanta Corp. ("Advanta"), to remove from registration all of the shares of Class B Common Stock, $.01 par value, of Advanta not previously issued under the Registration Statement on Form S-8 (No. 33-50256) and to terminate said Registration Statement.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 31st day of October, 2000.


                             Advanta Corp.


                             By: /s/ William A. Rosoff
                                -----------------------
                                 Name:  William A. Rosoff
                                 Title: President and Vice Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on October 31, 2000.


Name                                           Title
----                                           -----


 /s/ Dennis Alter                              Chairman of the Board and Chief
------------------                             Executive Officer (Principal
Dennis Alter                                   Executive Officer)


 /s/ William A. Rosoff                         President and Vice Chairman of
-----------------------                        the Board
William A. Rosoff


 /s/ Philip M. Browne                          Senior Vice President and Chief
----------------------                         Financial Officer (Principal
Philip M. Browne                               Financial Officer)


 /s/ James L. Shreero                          Vice President and Chief
----------------------                         Accounting Officer (Principal
James L. Shreero                               Accounting Officer)
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Name                                           Title
----                                           -----


 /s/ Arthur P. Bellis                          Director
----------------------
Arthur P. Bellis


 /s/ Max Botel                                 Director
---------------
Max Botel


 /s/ William C. Dunkelberg                     Director
---------------------------
William C. Dunkelberg


 /s/ Dana Becker Dunn                          Director
----------------------
Dana Becker Dunn


 /s/ Robert C. Hall                            Director
--------------------
Robert C. Hall


 /s/ James E. Ksansnak                         Director
-----------------------
James E. Ksansnak


 /s/ Ronald Lubner                             Director
-------------------
Ronald Lubner


 /s/ Olaf Olafsson                             Director
-------------------
Olaf Olafsson


 /s/ Michael Stolper                           Director
---------------------
 Michael Stolper